Exhibit 99.1





                     For Further Information, Contact:
                 Brian Arsenault, SVP, Investor Relations
                               207 761-8517
                         barsenault@banknorth.com


              Banknorth Earnings Release and Conference Call

Portland, Maine -- (Business Wire) -- March 15, 2004 - Banknorth Group, Inc. (NYSE: BNK) will release 2004 first quarter earnings before the market opens and hold its quarterly earnings conference call at 1:30 p.m. Eastern Time on Monday, April 26, 2004.

The dial in number for the call in the USA and Canada is 800 901-5241 and the international dial in number is 617 786-2963. The passcode for the earnings conference call is 10986982. The conference call is also being webcast by CCBN and can be accessed at Banknorth's web site at www.banknorth.com, Investor Relations.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or ban visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available approximately one hour after the call's completion. The replay dial in number in the USA and Canada is 888 286-8010 and the international replay dial in number is 617 801-6888. The replay passcode if 70000157. A webcast replay will also be available at Banknorth's website.

Banknorth Group, headquartered in Portland Maine, is one of the country's 35 largest commercial banking companies with $26.5 million in assets at December 31, 2003. The Company's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut), Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc.